ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070628366-70
Ross Miller	Filing Date and Time 09/13/2007 12:02 PM
Secretary of State State of Nevada	Entity Number E0640882007-9

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	TABLE MESA ACQUISITIONS, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	RESIDENT AGENTS OF NEVADA, INC. Name 711 S. CARSON STREET, STE #4 — CARSON CITY — Nevada 89701 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 150,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. JAY LUTSKY Name 4807 S. ZANG WAY — MORRISON — CO — 80465 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: ANY LAWFUL BUSINESS ACTIVITY
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Sandra L. Miller — X [signature] Name — Signature 711 S. Carson Street #4 — Carson City — NV — 89701 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

ADDITION TO ARTICLES OF INCORPORATION

OF

TABLE MESA ACQUISITIONS, INC.

Table Mesa Acquisitions, Inc. shall also have a class of Preferred Stock. This stock shall number 20,000,000 (Twenty Million) shares, and have a par value of $0.001.

Additionally, Table Mesa Acquisitions, Inc. expressly elects not to be governed by NRS 78.411 to 78.444, inclusive.